Virgin Orbit Holdings, Inc.
4022 E. Conant Street
Long Beach
CA 90808

April 2, 2023
Dear Sirs,
Trade Mark Licence Agreement – VIRGIN ORBIT
We refer to the Trade Mark Licence Agreement between Virgin Enterprises Limited (“VEL” or “we”) and Virgin Orbit Holdings, Inc. (“Virgin Orbit” or “you”), dated 29 December 2021, as amended by an agreement dated 28 March 2022 (the “TMLA”). Unless otherwise defined herein, capitalised terms used but not defined in this letter shall have the meaning given to them in the TMLA and any reference in this letter to a Clause is to a clause of the TMLA.
We write further to recent conversations and both Parties’ mutual interest in establishing an orderly plan to transition the Virgin Orbit brand away from the business and its assets (the “Debrand”). To that end, we propose varying the TMLA on the terms set out below.
In consideration of the mutual promises and covenants set out in this letter and the TMLA, the parties now agree as follows:
1.Termination
1.1.The TMLA is hereby amended so that the TMLA terminates on April 2, 2023 (the “Termination Date”).
1.2.Following the Termination Date, all rights licensed under the TMLA in relation to the use of the Marks shall, subject to agreed run-off periods contemplated in this letter and in the Debranding Plan (as defined below), immediately and permanently revert to VEL.
2.Consequences of Termination
2.1.Any reference in the TMLA to Schedule 10 shall be deemed to be a reference to paragraphs 3 and 4 of this letter, and each of the obligations prescribed by Clause 9.3 of the TMLA shall only apply if the parties do not reach an agreement to vary them in accordance with section 3 below within 10

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Business Days of the Termination Date, in which case the time limits set out in Clause 9.3 shall apply from that date.
2.2.Save as set out in paragraph 2.1 above, Clauses 9.3 – 9.7 of the TMLA shall continue to apply without amendment.
3.Debranding Plan
3.1.The Parties shall, as soon as possible after the Termination Date, agree in good faith to a debrand plan substantially in the form attached at Schedule 1 to this letter (the “Debranding Plan”).
3.2.The Debranding Plan shall set out an overarching debrand plan based around the following key principles (the “Debranding Principles”):
3.2.1.the Debrand process will be carried out in such a way as to preserve and enhance the reputation of the Virgin brand; and
3.2.2.the Debrand process shall be conducted by Virgin Orbit at all times in accordance with all applicable laws and regulations.
3.3.VEL and Virgin Orbit agree that all aspects of the Debrand process shall be conducted in accordance with the Debranding Plan. All aspects of the Debrand process which are not expressly agreed in this letter, or in the Debranding Plan, shall be subject to the prior written approval of the Parties.
3.4.Each Party shall ensure that the Debrand process is carried out with reasonable discretion and to avoid public attention as far as reasonably possible and shall not intentionally commit, omit or permit any act which would reasonably be likely to damage the Marks or the reputation of the other Party, provided, however that with respect to Virgin Orbit, the existence of the bankruptcy proceedings and the offering for sale of the Virgin Orbit business shall not by itself be considered an act which would reasonably be likely to damage the Marks or the reputation of VEL.
3.5.Each Party shall bear its own costs associated with the Debrand.
3.6.With regard to communications and in acknowledgement that Virgin Orbit and Virgin Group are, at the date of this letter, collaborating on a communications strategy with respect to Virgin Orbit’s financial situation (the “Joint Communications Strategy”), the Parties shall:
3.6.1. save as otherwise set out and agreed in this letter or the Joint Communications Strategy, only release public statements regarding the Debrand in response to any third-party queries or communications, and not in anticipation of any such query, and only with the prior written consent of the other Party; and
3.6.2.deal with any media enquiries regarding the Debrand, or relating in any way to the Virgin Orbit brand, in a manner aligned with the Joint Communications Strategy.
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3.7.For the avoidance of doubt, any changes to the Debranding Plan will always require the other Party’s express prior written consent.
3.8.Notwithstanding anything to the contrary in the TMLA or the Debranding Plan, (a) Virgin Orbit shall not be required to change the corporate names of the Virgin Orbit entities that include the Marks until the earlier of the closing of a sale of Virgin Orbit or the effective date of a Chapter 11 plan (such date, the “Disposition Date”), (b) Virgin Orbit shall not be required to take any actions set forth in the TMLA or the Debranding Plan to the extent prohibited by law or judicial order and (c) Virgin Orbit may continue to use the Marks (i) to the extent required by applicable law including in court or regulatory filings, (ii) in a non-promotional and factual manner for reference to company names (including in connection with the offering for sale of the Virgin Orbit business).and (iii) to the extent Virgin Orbit would be permitted to do so as fair use under applicable law.
4.Steering Committee
4.1.In order to manage the Debrand process, VEL and Virgin Orbit shall establish a steering committee (the “Steering Committee”) consisting of at least one representative of VEL and at least one representative of Virgin Orbit. Effective the date of this letter, the VEL representative shall be Stephen Hopkins ([***]) and the Virgin Orbit representative shall be Jim Simpson ([***]) or any alternative representative nominated by Virgin Orbit and notified to VEL in writing. Each Party shall have the right from time to time to nominate, by written notice to the other, a maximum of two additional representatives to join the Steering Committee. No meeting of the Steering Committee will be quorate without a representative from each Party.
4.2.The Steering Committee shall meet on a fortnightly basis until 30 Sept 2023, by video conference call, or as otherwise agreed in writing between VEL and Virgin Orbit. Virgin Orbit shall report to each Steering Committee meeting on all relevant matters arising in relation to the Debrand process including, but not limited to:
4.2.1.the overall progress of the Debrand process; and
4.2.2.any other matters that might reasonably impact on the value and reputation of the Virgin brand.
4.3.The Steering Committee shall review all aspects of the Debrand process with a specific focus on aspects which impact the Virgin brand. In particular, the Steering Committee shall review:
4.3.1.the implementation of the Debranding Plan;
4.3.2.any changes which may be necessary or appropriate to the Debranding Plan;
4.3.3.alignment of communications regarding the Debrand process with the Joint Communications Strategy or, to the extent not already agreed under the Joint Communications Strategy,
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approval of communications regarding the Debrand process by Virgin Group’s Communications Director; and
4.3.4.any reputational or public relations issues arising.
4.4.All correspondence and requests for VEL’s consent should be addressed to Stephen Hopkins ([***]) or to such other addressee as VEL may notify to Virgin Orbit in writing from time to time.
4.5.All correspondence and requests for Virgin Orbit’s consent should be addressed to Jim Simpson ([***]) or to such other addressee as Virgin Orbit may notify to VEL in writing from time to time.
5.General
5.1.This letter constitutes an amendment of the TMLA in accordance with the terms of Clause 20.2 of the TMLA. Other than as expressly stated in this letter, including as to termination of the TMLA, all other terms of the TMLA will remain in force unchanged.
5.2.No delay or failure by either Party to enforce any provision of this letter shall operate or be construed as a waiver of that Party's powers or rights under this letter or prejudice that Party's rights to subsequent action. Any waiver by a Party of its rights under this letter shall not operate as a waiver in respect of any subsequent breach. No single or partial exercise of any powers or right by a Party shall preclude any other or further exercise thereof or any such other power or right under this letter
5.3.Each Party shall from time to time do or procure the doing of all such acts and/or execute or procure the execution of all such documents as may be necessary to give full effect to this letter.
5.4.This letter may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart. Each counterpart shall constitute an original of this letter, but all the counterparts shall together constitute but one and the same instrument.
5.5.This letter will be governed by and construed in accordance with the laws of England. Each Party irrevocably submits to the non-exclusive jurisdiction of the courts of England.

Please confirm your agreement to the above by signing where indicated below and returning to VEL.

/s/ William Budd

Signed by: William Budd

For and on behalf of
VIRGIN ENTERPRISES LIMITED

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/s/ Dan Hart

Signed by: Dan Hart

For and on behalf of
VIRGIN ORBIT HOLDINGS, INC.

Date: April 2, 2023
Registered in England & Wales No. 1568894